Exhibit 21.1

SUBSIDIARIES OF CBEYOND, INC.

Jurisdiction
Cbeyond Communications, LLC (formerly, Egility Communications, LLC)	Delaware limited liability company
Aretta Communications, Inc. (dissolved on December 31, 2011)	Delaware corporation